UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016 (December 9, 2016)

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center
Springfield, Virginia 22151
(Address of prinicpal executive offices)
(Zip Code)
(703) 750-3000
(Registrant's telephone number,including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On December 9, 2016 (the "Closing Date"), Versar, Inc. (“Versar”), together with certain of its domestic subsidiaries acting as guarantors (collectively, the “Guarantors”), entered into a First Amendment and Waiver (the “Amendment”) to the loan agreement (the “Loan Agreement”) dated as of September 30, 2015 with Bank of America, N.A. (the “Lender”), as the lender and letter of credit issuer for a revolving credit facility in the amount of $25,000,000 and a term facility in the amount $5,000,000. The proceeds from the two facilities were used to repay amounts outstanding under Versar’s Second Amended and Restated Loan and Security Agreement with United Bank and to pay the purchase price for the acquisition of the entity now known as Versar Security Systems, LLC.

Under the Amendment, the Lender waives all existing events of default, and reduces the revolving facility to $13,000,000. The interest rate on borrowings under the revolving facility and the term facility will accrue at the LIBOR Daily Floating Rate plus 5.00%. The Amendment amends the Loan Agreement to reduce the consolidated asset coverage ratio covenant, and adds a covenant requiring Versar to maintain certain minimum quarterly consolidated EBITDA amounts (as defined in the Amendment). The Amendment also eliminates the Loan Agreement covenants requiring maintenance of a required consolidated total leverage ratio, consolidated fixed charge coverage ratio, and consolidated senior leverage ratio.

In addition to the foregoing, and subject to certain conditions regarding the use of cash collateral and other cash received to satisfy outstanding obligations under the Loan Agreement, the Amendment suspends all amortization payments under the term facility such that the entire amount of the term facility shall be due and payable on September 30, 2017. The original maturity date under the Loan Agreement was September 30, 2018. As consideration for the Amendment and the waiver of the existing events of default, Versar agrees to pay an amendment fee of .5% of the aggregate principal amount of the term facility outstanding as of November 30, 2016 plus the commitments under the revolving facility in effect as of the same date, which fee is due and payable on the earlier of a subsequent event of default or August 30, 2017.

Finally, the Amendment recognizes Versar’s ongoing efforts to work with the Lender and continues the requirements to engage with a strategic financial advisor to assist with the structuring and consummation of a transaction the purpose of which will be the replacement or repayment in full of all obligations under the Loan Agreement and retain a Chief Restructuring Officer in providing assistance to Versar.

This description of the Amendment is not complete and is qualified in its entirety by the actual terms of the Amendment which are attached hereto and incorporated by reference as Exhibit 10.1.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment and Waiver dated as of December 9, 2016, by and among Versar, Inc. and Bank of America, N.A. as lender and l/c issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 12, 2016	VERSAR, INC.

	By:	/s/ James D. Villa
James D. Villa
Senior Vice President and General Counsel